VIRGINIA FINANCIAL INNOVATIONS CORP.
                                 CODE OF ETHICS
                        (Adopted Effective April 1, 2013)

1.1   OVERVIEW
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      This Code of Ethics is based on the principle that every director, officer and employee of Virginia Financial Innovations Corp. ("VA Financial") is to place the interests of the clients of VA Financial before his or her own personal interests at all times. Each director, officer and employee is to avoid any actual or potential conflicts of interest with VA Financial in all personal securities transactions. Each director, officer and employee is to comply with the provisions of this Code of Ethics in all his or her personal securities transactions.

      Questions concerning this Code of Ethics should be directed to VA Financial's Chief Compliance Officer.

1.2   DEFINITIONS
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      1.    "ACCESS PERSON" means:

            Any Person who, in connection with his/her regular functions or duties, is regularly in a position to obtain nonpublic information regarding the purchase or sale of securities for, or nonpublic information regarding the portfolio holdings of, any VA Financial Client.

      2.    "ADVISORY PERSON" means:

            a.    Any Portfolio Manager of any Client account; and

            b. Any Supervised Person of VA Financial who, in connection with his/her regular functions or duties, makes, participates in, or executes the purchase or sale of a security for a Client.

            A person does not become an "Access Person" simply by (i) normally assisting in the preparation of public reports, or receiving public reports, but not receiving information about current recommendations or trading; or (ii) infrequently or inadvertently obtaining knowledge of current recommendations or trading activity. All Advisory Persons are also Access Persons. However, not all Access Persons are Advisory Persons.

      3. "AUTOMATIC INVESTMENT PLAN" means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan.

      4. "BENEFICIAL OWNERSHIP" has the same meaning as set forth in Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder. For purposes of this policy, "Beneficial Ownership" includes, but is not limited to, securities held by members of a person's immediate family sharing the same household and securities over which a person has discretionary authority outside of his ordinary course of business.

      5. "CCO" means VA Financial's Chief Compliance Officer. The CCO is considered to be an Access Person and is fully subject to the provisions of this Code of Ethics.

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      6.    "CLIENT" means any person or entity for which VA Financial acts as an investment adviser pursuant to a written agreement for such services.

      7. "CONTROL" has the same meaning as set forth in Section 2(a)(9) of the Investment Company Act of 1940 (the "1940 Act"). In summary, control means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

      8. "COVERED SECURITY" has the same meaning as set forth in Section 2(a)(36) of the Investment Company Act of 1940, and specifically includes Funds and Affiliated Funds (defined below).

      9.    "EXCLUDED SECURITIES" include:

            a.    Direct obligations of the United States government;
            b. Bankers' acceptances, bank certificates of deposit, commercial paper and other high quality short-term debt instruments, including repurchase agreements;
            c. Shares issued by any Fund, except that it does not include ETF's and Affiliated Funds (defined below);

      10. "FUND" means any separate series of any registered management investment company, and includes exchange traded funds ("ETF's"). An "AFFILIATED FUND" means any separate series of any registered management investment company which is a VA Financial Client.

      11. "LIMITED OFFERING", also known as a "Private Placement Offering" means an offering that is exempt from registration under the 1933 Act.

      12. "PURCHASE OR SALE OF A SECURITY" includes, among other things, the writing of an option to purchase or sell a security. A security is "being considered for purchase or sale" when a recommendation to purchase or sell a security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation. Serious consideration includes the act of writing a trade ticket and entering an order with a broker.

      13. "SUPERVISED PERSON" has the same meaning as set forth in Section 202(a)(25) of the Investment Advisers Act of 1940. In summary, a supervised person is any officer, director, partner, or employee of an Adviser, and any other person who provides advice on behalf of an Adviser and is subject to the Adviser's supervision and control.

1.3   STANDARDS OF CONDUCT
      --------------------

      VA Financial believes all its Supervised Persons have a duty of utmost good faith to act solely in the best interests of the Firm's clients. VA Financial believes this fiduciary duty compels all its Supervised Persons to act with the utmost integrity in all dealings. This fiduciary duty is the core principle underlying this Code of Ethics, and represents VA Financial's core expectations related to any activities of all its Supervised Persons.

      Personal Conduct
      ----------------

      1.    Acceptance of Gifts
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            SUPERVISED PERSONS may not accept in any calendar year gifts with a value of more than $100 from any person ("donor") that does business with or on behalf of VA Financial. This restriction does not apply to gifts in the form of an occasional meal, a ticket to a sporting event, theater or comparable entertainment, or an invitation to golf or to participate in similar sporting activities for such person and his/her guests so long as (1) such gifts are neither so frequent nor so extensive as to raise any question of impropriety and (2) such gifts are not preconditioned on the donor obtaining or maintaining a specified level of business with VA Financial.

      2.    Service as Director for an Outside Company
            ------------------------------------------

            ADVISORY PERSONS may not serve on the Board of Directors of a publicly traded company without the express prior written approval of the CCO. Such approval shall be based upon an express finding by the CCO that such service shall not be likely to result in a conflict of interest with VA Financial and the person.

      3.    Initial Public Offerings ("IPO's") and Limited Offerings
            --------------------------------------------------------

            ACCESS PERSONS must obtain the express prior written approval of the CCO before directly or indirectly acquiring Beneficial Ownership in any Covered Security in an initial public offering or in a Limited Offering, including private placement offerings. Such approval shall be based upon an express finding by the CCO that such purchase shall not be likely to result in a conflict of interest between VA Financial and the Access Person. If the CCO seeks to engage in this type of activity, he must obtain the express prior written approval of the President of VA Financial before directly or indirectly acquiring Beneficial Ownership in any Covered Security in an initial public offering or in a Limited Offering, including private placement offerings.

1.4   PERSONAL SECURITIES TRADING POLICY
      ----------------------------------

      A.    Personal Securities Transactions Requiring Pre-Clearance
            --------------------------------------------------------

            express written permission of the CCO or his designee and aggregates the personal transaction with the Client's transaction, if a Client transaction is being processed. If the CCO seeks to engage in this type of activity, he must obtain the express prior written approval of the President of VA Financial before directly or indirectly acquiring Beneficial Ownership in any Covered Security in an initial public offering or in a Limited Offering, including private placement offerings.

            Once approved, the pre-clearance authorization is effective for two trading days. Failure to execute the transaction will void the pre-clearance approval.

      B.    Personal Securities Transactions Exempt From Pre-Clearance
            ----------------------------------------------------------

            The following types of personal securities transactions do not require pre-clearance from the CCO:

            a.   Purchases or sales of Excluded Securities as defined in
                 Section 1.2 of this policy;
            b. Purchases or sales involving not more than than 5,000 shares of a Covered Security included in the Standard & Poor's 500 Index;
            c. Purchases or sales of option contracts on less than 5,000 shares of a Covered Security included in the Standard & Poor's 500 Index;
            d. Purchases or sales of Covered Securities effected in any account over which the ACCESS PERSON has no direct or indirect influence or control;

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            e.   Purchases or sales of Covered Securities by an ACCESS PERSON that are not normally eligible for purchase or sale by any VA Financial Client;
            f. Purchases or sales of Covered Securities that are non-volitional on the part of either the Client or the ACCESS PERSON;
            g. Purchases of Covered Securities that are part of an automatic investment plan;
            h. Purchases of Covered Securities effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities, to the extent such rights were acquired from such issuer, or sales of such rights; and

            Any personal securities transaction in a Covered Security that does not fall within one of the exemptions enumerated above must have the express prior approval of the CCO before being executed. In the case of the CCO, such transactions must be approved by the President of VA Financial.

1.5   REPORTING REQUIREMENTS
      ----------------------

      1.    Quarterly Transaction Reports
            Not later than 30 CALENDAR DAYS following the end of each calendar quarter, ACCESS PERSONS must submit to the CCO a report listing all personal securities transactions executed by the ACCESS PERSON during the previous calendar quarter, whether such transactions did or did not require pre-clearance. Copies of brokerage statements which contain the same information noted below will be viewed as an acceptable form of reporting, so long as the CCO is in receipt of such brokerage statements within 30 calendar days following the end of the calendar quarter. If an ACCESS PERSON effected no transactions during the applicable quarter, he/she shall file a report so indicating.

            Information to be included on the quarterly transaction report is as follows:

            (a)  Trade Date
            (b)  Security Name
            (c) Ticker Symbol, CUSIP number, interest rate and maturity date (as applicable)
            (d)  Number of Shares or Par
            (e)  Type of Transaction (Purchase, Sale or Other)
            (f)  Price
            (g)  Principal Amount
            (h)  Broker Name
            (i)  Account Number
            (j)  Date of Report

            The following transactions are not required to be reported:

            (a)  Transactions in Excluded Securities;
            (b) Transactions effected through an Automatic Investment Plan so long as the investment allocation was determined in advance of the actual trade; and
            (c) Transactions that duplicate information contained in brokerage trade confirmations or account statements received by the CCO no later than 30 days following the applicable calendar quarter.

      2.    Initial & Annual Holdings Reports
            ---------------------------------

            All ACCESS PERSONS are required to provide a report of all personal securities holdings (other than holdings of Excluded Securities) to the CCO within 10 CALENDAR DAYS of

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            becoming an Access Person. All ACCESS PERSONS are further required to provide a report of all personal securities holdings (other than holdings of Excluded Securities) to the CCO not later than 45 CALENDAR DAYS after each calendar year end. Copies of brokerage statements which contain the same information noted below will be viewed as an acceptable form of reporting. The report is to be current as of a date not more than 45 calendar days prior to submission of the report and must contain the following information:

            (a)   Security Name
            (b)   Ticker Symbol or CUSIP number
            (c)   Number of Shares or Par
            (d)   Principal Amount
            (e)   Broker or Bank Name
            (f)   Date of the Report

      B.    Disclaimer of Ownership
            -----------------------

            A report may contain a statement that it shall not be construed as an admission by the person making the report that he has any direct or indirect beneficial ownership in the reported security.

      C.    Submission of Duplicate Confirmations and Periodic Statements
            -------------------------------------------------------------

            Each ACCESS PERSON must provide duplicate copies of periodic statements of brokerage accounts to the CCO or his designee.

      The CCO shall submit all reports required under this Section to the President of VA Financial for review.

1.6   RECORD KEEPING REQUIREMENTS
      ---------------------------

      The CCO or his/her authorized designee will keep the applicable records regarding this Code of Ethics for the number of years as required in the Advisers Act and the 1940 Act.

1.7   CERTIFICATIONS
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A.    Annual Certification

      Each SUPERVISED PERSON will certify annually that:

      1. He or she has read and understands the Code of Ethics and recognizes that he or she is subject to its provisions; and
      2. He or she has complied with the applicable provisions of the Code of Ethics and has reported all personal securities transactions required to be reported under Section 1.5 A of the Code.
      3. If an ACCESS PERSON, he/she has provided a list of the title, number of shares and principal amount of all securities in which he/she has any direct or indirect beneficial ownership no later than ten days after he/she became an access person and annually thereafter within 45 days of year-end; and
      4. If an ACCESS PERSON, he/she has provided the name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person.

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1.8   REPORTING OF VIOLATIONS

      VA Financial takes the potential for conflicts of interest caused by personal investing very seriously. Accordingly, persons that become aware or a violation of the Code are required to promptly report such violation to the CCO. Any person who seeks to retaliate against a person who reports a Code violation shall be subject to sanctions.

1.9   SANCTIONS
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      VA Financial management may impose sanctions it deems appropriate upon any person who violates the Code of Ethics. In addition, VA Financial management may impose sanctions it deems appropriate upon any person who has engaged in a course of conduct that, although in technical compliance with the Code of Ethics, is part of a plan or scheme to evade the provisions of the Code of Ethics. Sanctions may include a letter of censure, suspension of employment, termination of employment, fines, and disgorgement of profits from prohibited or restricted transactions.

2.0   REVIEW AND SUPERVISORY REPORTING
      --------------------------------

      A.    Review Procedures
            -----------------

            1. The CCO shall review such reports, including the initial holdings reports, the annual holdings reports and the quarterly transaction reports, to detect conflicts of interest and abusive practices. The reports submitted by the CCO shall be reviewed by the President of VA Financial.

            2. VA Financial management shall review the operation of this Code of Ethics at least once a year.

      B.    Reporting Procedures
            --------------------

            1. The CCO shall promptly report to VA Financial's Principal Executive Officer: (a) any transactions that appear to be violations of the prohibitions contained in this Code; (b) any apparent violations of the reporting requirements contained in this Code; and (c) any procedures or sanction imposed in response to a violation of this Code, including but not limited to a letter of censure, suspension or termination of the employment of the violator, or the unwinding of the transaction and disgorgement of the profits.

            2. At least once a year, the CCO shall prepare a written report to VA Financial's Principal Executive Officer. Such report shall: (a) summarize existing procedures concerning personal investing and any changes in either code's policies or procedures during the past year; (b) describe any issues arising under under the Code since the last report, including but not limited to information about material violations and sanctions imposed in response to material violations; (d) furnish an evaluation of current compliance procedures and a report on any recommended changes in existing restrictions, policies or procedures based upon the CCO's experience, evolving industry practices, or developments in applicable laws or regulations; and (e) certify that VA Financial has adopted procedures reasonably necessary to prevent Access Persons from violating the Code of Ethics.

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